UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):  March 20, 2014

Sutron Corporation
(Exact name of registrant as specified in its charter.)

Virginia	0-12227	54-1006352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22400 Davis Drive, Sterling Virginia        20164
(Address of principal executive offices)     (Zip Code)

(703) 406-2800
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2014, Glen E. Goold, 42, who has been serving as Interim Chief Financial Officer and Secretary for the Company since October 11, 2013, was appointed as Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary of the Company effective as of March 21, 2014 until his successor shall be duly elected, unless he resigns, is removed from office or is otherwise disqualified from serving as an officer of the Company.

Prior to joining the Company, Mr. Goold served as an Associate Vice President for the Carlyle Group in their Fund Management department. At Carlyle, Mr. Goold led a number of international investment funds that focused on acquiring mid-market businesses principally located throughout Asia.  Mr. Goold worked in this capacity for Carlyle from 2005 to 2012.

Mr. Goold has accepted a compensation package to include $180,000 of base salary, a small monthly automobile allowance and his choice of 1) 25,000 Restricted Stock Units of the Company vesting ratably over a 5-year period based upon his tenure with the Company and the Company’s performance; or, 2) 100,000 Stock Options of the Company. Whichever form of equity compensation Mr. Goold selects will be issued under the Company’s 2010 Equity Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   March 26, 2014                                                         Sutron Corporation
(Registrant)

By /s/ Raul S. McQuivey
Raul S. McQuivey
Chief Executive Officer